As filed with the Securities and Exchange Commission on September 9, 2009
Registration No. 333-160178

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0467835 (I.R.S. Employer Identification No.)

5100 Tennyson Parkway, Suite 1200 Plano, Texas (Address of principal executive offices)	75024 (Zip Code)

2004 omnibus stock and incentive plan
denbury resources inc. employee stock purchase plan
(Full title of the plans)

Phil Rykhoek	Copy to:
Chief Executive Officer Denbury Resources Inc. 5100 Tennyson Parkway, Suite 1200 Plano, Texas 75024 (972) 673-2000 (Name, address and telephone number including area code of agent for service)	Donald Brodsky Judy Gechman Baker Hostetler LLP 1000 Louisiana, Suite 2000 Houston, Texas 77002 (713) 751-1600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-160178 (the “Registration Statement”) is filed for the purpose of attaching a corrected form of amendment to the Employee Stock Purchase Plan of Denbury Resources Inc. which was filed on June 23, 2009 as Exhibit 4.2 to the Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
(a) Exhibits.
     The following documents are filed as a part of this registration statement.

Exhibit
Number	Document Description

*4.1	2004 Omnibus Stock and Incentive Plan, as amended May 13, 2009

**4.2	Amendment to Employee Stock Purchase Plan

*5	Opinion of Baker & Hostetler LLP

*23.1	Consent of PricewaterhouseCoopers LLP

*23.2	Consent of PricewaterhouseCoopers LLP

*23.3	Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

*	Previously filed

**	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on September 9, 2009.

Denbury Resources Inc.
By:	/s/ Mark C. Allen
Mark C. Allen
Senior Vice President, Chief Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

September 9, 2009	/s/ Phil Rykhoek*
Phil Rykhoek
Chief Executive Officer (Principal Executive Officer)

September 9, 2009	/s/ Mark C. Allen
Mark C. Allen
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

September 9, 2009	/s/ Alan Rhoades
Alan Rhoades
Vice President — Accounting
(Principal Accounting Officer)

September 9, 2009	/s/ Wieland Wettstein*
Wieland Wettstein
Director

September 9, 2009	/s/ Michael Beatty*
Michael Beatty
Director

September 9, 2009	/s/ Michael Decker*
Michael Decker
Director

September 9, 2009	/s/ Ron Greene*
Ron Greene
Director

September 9, 2009	/s/ David I. Heather*
David I. Heather
Director

September 9, 2009	/s/ Greg McMichael*
Greg McMichael
Director

September 9, 2009	/s/ Gareth Roberts*
Gareth Roberts
Director

September 9, 2009	/s/ Randy Stein*
Randy Stein
Director

*	Attorney-in-fact pursuant to power of attorney contained in original filing of this Registration Statement

INDEX TO EXHIBITS

Exhibit
Number	Document Description

4.2	Amendment to Employee Stock Purchase Plan

5